                                                                    EXHIBIT 4(i)


________________________________________________________________________________


                             DEBT WARRANT AGREEMENT*

                       Dated as of _____________ __, 199_

                                       for

                          _____________________________

                                     between

                                 MOTOROLA, INC.

                                       and

                        [NAME OF DEBT WARRANT AGENT], as
                               Debt Warrant Agent


________________________________________________________________________________


*OPTIONS REPRESENTED BY BRACKETED OR BLANK SECTIONS HEREIN SHALL BE DETERMINED IN CONFORMITY WITH THE APPLICABLE PROSPECTUS SUPPLEMENT OR SUPPLEMENTS

                               TABLE OF CONTENTS*                           PAGE


PARTIES  . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

RECITALS . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

                                    ARTICLE I

              ISSUANCE OF DEBT WARRANTS AND EXECUTION AND DELIVERY
                          OF DEBT WARRANT CERTIFICATES


SECTION 1.01.  ISSUANCE OF DEBT WARRANTS  . . . . . . . . . . . . . . . .     1
SECTION 1.02.  FORM AND EXECUTION OF DEBT WARRANT
               CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . .     3
SECTION 1.03.  ISSUANCE AND DELIVERY OF DEBT WARRANT
               CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . .     4
SECTION 1.04.  TEMPORARY DEBT WARRANT CERTIFICATES  . . . . . . . . . . .     4
SECTION 1.05.  PAYMENT OF TAXES . . . . . . . . . . . . . . . . . . . . .     5
SECTION 1.06.  "HOLDER" . . . . . . . . . . . . . . . . . . . . . . . . .     5

                                   ARTICLE II

                     DURATION AND EXERCISE OF DEBT WARRANTS

SECTION 2.01.  DURATION OF DEBT WARRANTS  . . . . . . . . . . . . . . . .     6
SECTION 2.02.  EXERCISE OF DEBT WARRANTS  . . . . . . . . . . . . . . . .     6
SECTION 2.03.  EXPIRATION DATE  . . . . . . . . . . . . . . . . . . . . .     7

                                   ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                                OF DEBT WARRANTS

SECTION 3.01.  NO RIGHTS AS HOLDER OF UNDERLYING DEBT
               SECURITY CONFERRED BY DEBT WARRANTS OR DEBT
               WARRANT CERTIFICATES . . . . . . . . . . . . . . . . . . .     8
SECTION 3.02.  LOST, STOLEN, DESTROYED OR MUTILATED DEBT
               WARRANT CERTIFICATES . . . . . . . . . . . . . . . . . . .     8

_________________
*-The Table of Contents is not part of the Debt Warrant Agreement.

                                                                            PAGE

SECTION 3.03.  HOLDER OF DEBT WARRANTS MAY ENFORCE RIGHTS . . . . . . . .     9
SECTION 3.04.  MERGER, CONSOLIDATION, SALE, TRANSFER OR
               CONVEYANCE; RIGHTS AND DUTIES OF SUCCESSOR
               CORPORATION  . . . . . . . . . . . . . . . . . . . . . . .     9

                                   ARTICLE IV

                     EXCHANGE AND TRANSFER OF DEBT WARRANTS

SECTION 4.01.  [DEBT WARRANT REGISTER;] EXCHANGE AND
               TRANSFER OF DEBT WARRANTS  . . . . . . . . . . . . . . . .    10
SECTION 4.02.  TREATMENT OF HOLDERS OF DEBT WARRANT
               CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . .    11
SECTION 4.03.  CANCELLATION OF DEBT WARRANT CERTIFICATES  . . . . . . . .    12

                                    ARTICLE V

                        CONCERNING THE DEBT WARRANT AGENT

SECTION 5.01.  DEBT WARRANT AGENT . . . . . . . . . . . . . . . . . . . .    12
SECTION 5.02.  CONDITIONS OF DEBT WARRANT AGENT'S
               OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . .    12
SECTION 5.03.  COMPLIANCE WITH APPLICABLE LAWS  . . . . . . . . . . . . .    15
SECTION 5.04.  RESIGNATION AND REMOVAL; APPOINTMENT OF
               SUCCESSOR  . . . . . . . . . . . . . . . . . . . . . . . .    16
SECTION 5.05.  OFFICE . . . . . . . . . . . . . . . . . . . . . . . . . .    18

                                   ARTICLE VI

                                  MISCELLANEOUS

SECTION 6.01.  SUPPLEMENTS AND AMENDMENTS . . . . . . . . . . . . . . . .    18
SECTION 6.02.  NOTICES AND DEMANDS TO THE COMPANY AND
               DEBT WARRANT AGENT . . . . . . . . . . . . . . . . . . . .    19
SECTION 6.03.  ADDRESSES  . . . . . . . . . . . . . . . . . . . . . . . .    19
SECTION 6.04.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . .    19

                                                                            PAGE

SECTION 6.05.  GOVERNMENTAL APPROVALS . . . . . . . . . . . . . . . . . .    20
SECTION 6.06.  PERSONS HAVING RIGHTS UNDER DEBT WARRANT
               AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . .    20
SECTION 6.07.  DELIVERY OF PROSPECTUS . . . . . . . . . . . . . . . . . .    20
SECTION 6.08.  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . .    20
SECTION 6.09   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .    20
SECTION 6.10.  INSPECTION OF AGREEMENT  . . . . . . . . . . . . . . . . .    21
SECTION 6.11.  FURTHER INSTRUMENTS  . . . . . . . . . . . . . . . . . . .    21
SECTION 6.12.  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . .    21
SECTION 6.13.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . .    21
SECTION 6.14.  TERMINATION  . . . . . . . . . . . . . . . . . . . . . . .    21

TESTIMONIUM     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

SIGNATURES      . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

EXHIBIT A       . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

THIS DEBT WARRANT AGREEMENT, dated as of _______________ , between Motorola, Inc., a Delaware corporation (the "Company"), and
_____________________, a _________________ organized and existing under the laws of _____________, as warrant agent (the "Debt Warrant Agent").

     WHEREAS, the Company has entered into an Indenture dated as of _______________, 19___ (the "Indenture") with [____________________________
______________________], as trustee (the "Trustee"), providing for the issuance by the Company from time to time, in one or more series, of debt securities evidencing its unsecured, [senior] [subordinated] indebtedness (such debt securities, being referred to as the "Securities"); and

     WHEREAS, the Company proposes to issue warrants (the "Debt Warrants") representing the right to purchase Debt Securities of one or more series (the "Underlying Debt Securities"); and

     WHEREAS, the Company has duly authorized the execution and delivery of this Debt Warrant Agreement to provide for the issuance of Debt Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

              ISSUANCE OF DEBT WARRANTS AND EXECUTION AND DELIVERY
                          OF DEBT WARRANT CERTIFICATES

     SECTION 1.01. ISSUANCE OF DEBT WARRANTS. Debt Warrants may be issued from time to time, together with or separately from any other securities of the Company (the "Offered Securities"). Prior to the issuance of any Debt Warrants, there shall be established by or pursuant to a resolution or resolutions duly adopted by the Company's Board of Directors or by any committee thereof duly authorized to act with respect thereto (a "Board Resolution"):

     (1) The title and aggregate number of such Debt Warrants.

     (2) The offering price of such Debt Warrants.

     (3) The title, aggregate principal amount, ranking and terms (including any subordination provisions and conversion or exchange provisions) of the Underlying Debt Securities that may be purchased upon exercise of such Debt Warrants.

     (4) The principal amount of Underlying Debt Securities that may be purchased upon exercise of each Debt Warrant and the price, or the manner of determining the price (the "Debt Warrant Price"), at which such principal amount may be purchased upon such exercise.

     (5) The time or times at which, or period or periods during which, such Debt Warrants may be exercised, the final date on which such Debt Warrants may be exercised (the "Expiration Date") and whether the Expiration Date may be postponed by notice sent by the Company to all Holders of Debt Warrants.

     (6) The terms of any right to redeem or accelerate the exercisability of such Debt Warrants.

     (7) Whether the warrant certificates evidencing such Debt Warrants (the "Debt Warrant Certificates") will be issued in registered or bearer form, and, if registered, where they may be transferred or exchanged.

     (8) Whether such Debt Warrants are to be issued with any (a) Debt Securities and, if so, the title, aggregate principal amount and terms of any such Debt Securities and the number of such Debt Warrants to be issued with each $1,000 principal amount of such Debt Securities (or such other principal amount of such Debt Securities as is provided for in the Board Resolution) or (b) any other securities and, if so, the number and terms thereof.

     (9) The date, if any, on and after which such Debt Warrants and such Debt Securities or other securities will be separately transferable (the "Detachable Date").

     (10) Any other terms of such Debt Warrants not inconsistent with the provisions of this Agreement.

     SECTION 1.02. FORM AND EXECUTION OF DEBT WARRANT CERTIFICATES. (a) The Debt Warrants shall be evidenced by the Debt Warrant Certificates, which shall be substantially in such form or forms as shall be established by or pursuant to a Board Resolution. Each Debt Warrant Certificate, whenever issued, shall be dated the date it is countersigned by the Debt Warrant Agent and may have such letters, numbers or other identifying marks and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any securities exchange on which the Debt Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (such officer's execution thereof to be conclusive evidence of such approval). Each Debt Warrant Certificate shall evidence one or more Debt Warrants.

     (b) The Debt Warrant Certificates shall be signed in the name and on behalf of the Company by its Vice Chairman and Chief Executive Officer, President or any elected Vice President under its corporate seal, and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Debt Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Warrant Certificates.

     (c) No Debt Warrant Certificate shall be valid for any purpose, and no Debt Warrant evidenced thereby shall be deemed issued or exercisable, until such Debt Warrant Certificate has been countersigned by the manual or facsimile signature of the Debt Warrant Agent. Such signature by the Debt Warrant Agent upon any Debt Warrant Certificate executed by the Company shall be conclusive evidence that the Debt Warrant Certificate so countersigned has been duly issued hereunder.

     (d) In case any officer of the Company who shall have signed any Debt Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Debt Warrant Certificate so signed shall have been countersigned and delivered by the Debt Warrant Agent, such Debt Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Debt Warrant Certificate had not ceased to be such officer of the Company; and any Debt Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Debt Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

     SECTION 1.03. ISSUANCE AND DELIVERY OF DEBT WARRANT CERTIFICATES. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Debt Warrant Certificates executed by the Company to the Debt Warrant Agent for countersignature. Except as provided in the following sentence, the Debt Warrant Agent shall thereupon countersign and deliver such Debt Warrant Certificates to or upon the written request of the Company. Subsequent to the original issuance of a Debt Warrant Certificate evidencing Debt Warrants, the Debt Warrant Agent shall countersign a new Debt Warrant Certificate evidencing such Debt Warrants only if such Debt Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Debt Warrant Certificates evidencing such Debt Warrants or in connection with their transfer, as hereinafter provided.

     SECTION 1.04. TEMPORARY DEBT WARRANT CERTIFICATES. Pending the preparation of definitive Debt Warrant Certificates, the Company may execute, and upon the order of the Company the Debt Warrant Agent shall countersign and deliver, temporary Debt Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Debt Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Debt Warrant Certificates may determine, as evidenced by such officer's execution of such Debt Warrant Certificates.

     If temporary Debt Warrant Certificates are issued, the Company will cause definitive Debt Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Debt Warrant Certificates, the temporary Debt Warrant Certificates shall be exchangeable for definitive Debt Warrant Certificates upon surrender of the temporary Debt Warrant Certificates at the corporate trust office of the Debt Warrant Agent [or ____________ ], without charge to the Holder (as defined in Section 1.06 hereof). Upon surrender for cancellation of any one or more temporary Debt Warrant Certificates, the Company shall execute and the Debt Warrant Agent shall countersign and deliver in exchange therefor definitive Debt Warrant Certificates representing the same aggregate number of Debt Warrants. Until so exchanged, the temporary Debt Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Debt Warrant Certificates.

     SECTION 1.05. PAYMENT OF TAXES. The Company will pay all stamp and other similar duties, if any, to which this Agreement or the original issuance of the Debt Warrants or Debt Warrant Certificates may be subject under the laws of the United States of America or any state or locality. The Company is not responsible for the payment of any other taxes.

     SECTION 1.06. "HOLDER". The term "Holder" or "Holders", as used herein with reference to a Debt Warrant Certificate, shall mean [IF REGISTERED DEBT WARRANTS-- the person or persons in whose name such Debt Warrant Certificate shall then be registered as set forth in the Debt Warrant Register to be maintained by the Debt Warrant Agent pursuant to Section 4.01 for that purpose] [IF BEARER DEBT WARRANTS-- the bearer of such Debt Warrant Certificate] or, in the case of Debt Warrants that are issued with Debt Securities and cannot then be transferred separately therefrom, [IF REGISTERED OFFERED SECURITIES AND DEBT WARRANTS THAT ARE NOT THEN DETACHABLE-- the person or persons in whose name the related Offered Securities shall be registered as set forth in the security register to be maintained by the security registrar for such Offered Securities] [IF BEARER OFFERED SECURITIES AND DEBT WARRANTS THAT ARE NOT THEN DETACHABLE-- the bearer of the certificate representing the related Offered Security], prior to the Detachable Date. [IF REGISTERED OFFERED SECURITIES AND DEBT WARRANTS THAT ARE NOT THEN DETACHABLE-- The Company will, or will cause the security registrar of any such Offered Securities to, make available to the Debt Warrant Agent at all times (including on and after the Detachable Date, in the case of Debt Warrants originally issued with Offered Securities and not subsequently transferred separately therefrom) such information as to holders of Offered Securities with Debt Warrants attached as may be necessary to keep the Debt Warrant Register up to date.]

                                   ARTICLE II

                     DURATION AND EXERCISE OF DEBT WARRANTS

     SECTION 2.01. DURATION OF DEBT WARRANTS. Each Debt Warrant may be exercised at the time or times, or during the period or periods, provided by or pursuant to the Board Resolution relating thereto and specified in the Debt Warrant Certificate evidencing such Debt Warrant. Each Debt Warrant not exercised at or before 5:00 P.M., New York City time, on its Expiration Date shall become void, unless such Expiration Date has been postponed by notice sent to all Holders of Debt Warrants as provided in Section 2.03, and all rights of the Holder of such Debt Warrant thereunder and under this Agreement shall cease.

     SECTION 2.02. EXERCISE OF DEBT WARRANTS.

     (a) The Holder of a Debt Warrant shall have the right, at its option, to exercise such Debt Warrant and, subject to subsection (f) of this Section 2.02, purchase the principal amount of Underlying Debt Securities provided for therein at the time or times or during the period or periods referred to in Section 2.01 and specified in the Debt Warrant Certificate evidencing such Debt Warrant. Except as may be provided in a Debt Warrant Certificate, a Debt Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Debt Warrant Certificate, by duly executing and delivering the same, together with payment in full of the Debt Warrant Price in lawful money of the United States of America, in cash or by certified or official bank check or by bank wire transfer, or in property, in the manner provided by or pursuant to the Board Resolution relating thereto and specified in the Debt Warrant Certificate evidencing such Debt Warrant, to the Debt Warrant Agent. Except as may be provided in a Debt Warrant Certificate, the date on which such Debt Warrant Certificate and payment are received by the Debt Warrant Agent as aforesaid shall be deemed to be the date on which the Debt Warrant is exercised and the Underlying Debt Securities issued.

     (b) Upon the exercise of a Debt Warrant, the Company shall issue, pursuant to the Indenture, in authorized denominations to or upon the order of the Holder of such Debt Warrant, the Underlying Debt Securities to which such Holder is entitled, in the form required under such

Indenture, registered, in the case of Underlying Debt Securities in registered form, in such name or names as may be directed by such Holder.

     (c) If fewer than all of the Debt Warrants evidenced by a Debt Warrant Certificate are exercised, the Company shall execute, and an authorized officer of the Debt Warrant Agent shall countersign and deliver, a new Debt Warrant Certificate evidencing the number of Debt Warrants remaining unexercised.

     (d) The Debt Warrant Agent shall deposit all funds received by it in payment of the Debt Warrant Price in the account of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Debt Warrant Price for Debt Warrants is received of the amount so deposited in its account. The Debt Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

     (e) The Debt Warrant Agent shall, from time to time, as promptly as practicable, advise the Company and the Trustee of (i) the number of Debt Warrants of each title exercised as provided herein, (ii) the instructions of each Holder with respect to delivery of the Underlying Debt Securities to which such Holder is entitled upon such exercise, (iii) the delivery of Debt Warrant Certificates evidencing the balance, if any, of the Debt Warrants remaining unexercised after such exercise, and (iv) such other information as the Company or the Trustee shall reasonably require. Such notice may be given by telephone to be promptly confirmed in writing.

     (f) The Holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Underlying Debt Securities; and in the event that any such transfer is involved, the Company shall not be required to issue any Underlying Debt Securities (and the Holder's purchase of the Underlying Debt Securities upon the exercise of such Holder's Debt Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     Section 2.03. EXPIRATION DATE.  If contemplated by Section 1.01, the

Company may postpone the Expiration Date by notice sent in accordance with the provisions of Section 5.04(e) to all Holders of Debt Warrants at least 20 days
before the scheduled Expiration Date.   Upon [IF REGISTERED DEBT WARRANTS--
mailing][IF BEARER DEBT WARRANTS-- publication] of such notice, the Expiration Date for all outstanding Debt Warrants shall be the date specified in such notice.

                                   ARTICLE III

                 OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                                OF DEBT WARRANTS

     SECTION 3.01. NO RIGHTS AS HOLDER OF UNDERLYING DEBT SECURITY CONFERRED BY DEBT WARRANTS OR DEBT WARRANT CERTIFICATES. No Debt Warrant or Debt Warrant Certificate shall entitle the Holder to any of the rights of a holder of Underlying Debt Securities, including, without limitation, the right to receive the payment of principal of (or premium, if any) or interest, if any, on Underlying Debt Securities or to enforce any of the covenants in the Indenture.

     SECTION 3.02. LOST, STOLEN, DESTROYED OR MUTILATED DEBT WARRANT CERTIFICATES. Upon receipt by the Company and the Debt Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any, Debt Warrant Certificate and of indemnity (other than in connection with any mutilated Debt Warrant Certificates surrendered to the Debt Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and the Debt Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Debt Warrant Certificate, a new Debt Warrant Certificate evidencing a like number of Debt Warrants of the same title. Upon the issuance of a new Debt Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other similar tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Debt Warrant Agent) in connection therewith. Every substitute Debt Warrant Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Debt Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Debt Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Debt Warrant Certificates, duly executed and delivered hereunder, evidencing Debt Warrants of the same title. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Debt Warrant Certificates.

     SECTION 3.03. HOLDER OF DEBT WARRANTS MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, a Holder, without the consent of the Debt Warrant Agent, the Trustee, the holder of any Underlying Debt Securities or the Holder of any other Debt Warrant, may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of, its right to exercise its Debt Warrant or Debt Warrants in the manner provided in this Agreement and its Debt Warrant Certificate.

     SECTION 3.04 MERGER, CONSOLIDATION, SALE, TRANSFER OR CONVEYANCE; RIGHTS AND DUTIES OF SUCCESSOR CORPORATION.

     (a) In case of any merger or consolidation of the Company or a sale, transfer or conveyance of all or substantially all of its properties and assets (collectively, an "Organic Change") occurring while any Debt Warrants are outstanding, in accordance with the terms of the Indenture, and upon any assumption of the duties and obligations of the Company by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein, and the Company shall be relieved of any further obligation under this Agreement and the Debt Warrants and may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor corporation thereupon shall cause to be signed, and shall issue either in its own name or in the name of the Company, any or all of the Underlying Debt Securities issuable pursuant to the terms hereof. All the Underlying Debt Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Underlying Debt Securities theretofore or thereafter issued in accordance with the terms of this Agreement and the Indenture.

     In case of any Organic Change, such changes in phraseology and form (but not in substance) may be made in the Underlying Debt Securities and the related Debt Warrant Certificates thereafter to be issued as may be appropriate.

     (b) The Debt Warrant Agent may request a written opinion of legal counsel reasonably satisfactory to the Debt Warrant Agent as conclusive evidence that any such merger, consolidation, sale, transfer or conveyance complies with the provisions of this Section 3.04.

     (c) In all other cases, the Company and the Debt Warrant Agent may treat the registered Holder of a Debt Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Debt Warrants evidenced thereby, any notice to the contrary notwithstanding.

                                   ARTICLE IV

                     EXCHANGE AND TRANSFER OF DEBT WARRANTS

     Section 4.01. [DEBT WARRANT REGISTER;] EXCHANGE AND TRANSFER OF DEBT WARRANTS. [IF REGISTERED DEBT WARRANTS - The Debt Warrant Agent shall maintain, at its corporate trust office [or at ____________], a register (the "Debt Warrant Register") in which, upon the issuance of Debt Warrants, or on and after the Detachable Date in the case of Debt Warrants not separately transferable prior thereto, and, subject to such reasonable regulations as the Debt Warrant Agent may prescribe, it shall register Debt Warrant Certificates and exchanges and transfers thereof. The Debt Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.]

     Except as provided in the following sentence, upon surrender at the corporate trust office of the Debt Warrant Agent [or at _________________], Debt Warrant Certificates may be exchanged for one or more other Debt Warrant Certificates evidencing the same aggregate number of Debt Warrants of the same title, or may be transferred in whole or in part. A Debt Warrant Certificate evidencing Debt Warrants that are not then transferable separately from the Offered Security with which they were issued may be exchanged or transferred prior to its Detachable Date only together with such Offered Security and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security; and on or prior to the Detachable Date, [IF REGISTERED OFFERED SECURITIES AND DEBT WARRANTS-- each exchange or transfer of such Offered Security on the security register of the Offered Securities shall operate also to exchange or transfer the related Debt Warrants] [IF BEARER OFFERED SECURITIES AND DEBT WARRANTS-- an exchange or transfer of possession of the related Offered Security shall operate also to exchange or transfer the related Debt Warrants]. [IF REGISTERED DEBT WARRANTS
- -- A transfer shall be registered upon surrender of a Debt Warrant Certificate to the Debt Warrant Agent at its corporate trust office [or at ________________] for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Debt Warrant Agent.] Whenever a Debt Warrant Certificate is surrendered for exchange or transfer, the Debt Warrant Agent shall countersign and deliver to the person or persons entitled thereto one or more Debt Warrant Certificates duly executed by the Company, as so requested. The Debt Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of a Debt Warrant Certificate evidencing a fraction of a Debt Warrant. All Debt Warrant Certificates issued upon any exchange or transfer of a Debt Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Debt Warrant Certificate surrendered for such exchange or transfer.

     No service charge shall be made for any exchange or transfer of Debt Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.02(f) hereof.

     SECTION 4.02. TREATMENT OF HOLDERS OF DEBT WARRANT CERTIFICATES. Every Holder of a Debt Warrant, by accepting the Debt Warrant Certificate evidencing the same, consents and agrees with the Company, the Debt Warrant Agent and with every other Holder of Debt Warrants of the same title that the Company and the Debt Warrant Agent may treat the registered Holder of a Debt Warrant Certificate (or, if the Debt Warrant Certificate is not then detachable, the Holder of the related Offered

Security) as the absolute owner of such Debt Warrant for all purposes and as the person entitled to exercise the rights represented by such Debt Warrant, any notice to the contrary notwithstanding.

     SECTION 4.03. CANCELLATION OF DEBT WARRANT CERTIFICATES. In the event that the Company shall purchase, redeem or otherwise acquire any Debt Warrants after the issuance thereof, the Debt Warrant Certificate or Certificates evidencing such Debt Warrants shall thereupon be delivered to the Debt Warrant Agent and be canceled by it. The Debt Warrant Agent shall also cancel any Debt Warrant Certificate (including any mutilated Debt Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange [or transfer] [IF DEBT WARRANT CERTIFICATES ARE ISSUED IN BEARER FORM--, except that Debt Warrant Certificates delivered to the Debt Warrant Agent in exchange for Debt Warrant Certificates of other denominations may be retained by the Debt Warrant Agent for reissue]. Debt Warrant Certificates so canceled shall be delivered by the Debt Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                    ARTICLE V

                        CONCERNING THE DEBT WARRANT AGENT

     SECTION 5.01. DEBT WARRANT AGENT. The Company hereby appoints ______________ as Debt Warrant Agent of the Company in respect of the Debt Warrants and the Debt Warrant Certificates upon the terms and subject to the conditions set forth herein; and _______________ hereby accepts such appointment. The Debt Warrant Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in any Debt Warrant Certificate are subject to and governed by the terms and provisions hereof.

     SECTION 5.02. CONDITIONS OF DEBT WARRANT AGENT'S OBLIGATIONS. The Debt Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

     (a) COMPENSATION AND INDEMNIFICATION. The Company agrees to promptly pay the Debt Warrant Agent the compensation set forth in Exhibit A hereto and to reimburse the Debt Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Debt Warrant Agent in connection with the services rendered hereunder by the Debt Warrant Agent. Except as provided in Section 5.03, the Company also agrees to indemnify the Debt Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including the reasonable costs and expenses of defending against any claim of liability) incurred without negligence or bad faith on the part of the Debt Warrant Agent arising out of or in connection with its appointment as Debt Warrant Agent hereunder.

     (b) AGENT FOR THE COMPANY. In acting under this Agreement and in connection with any Debt Warrant Certificate, the Debt Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

     (C) COUNSEL. The Debt Warrant Agent may consult with counsel reasonably satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

     (d) DOCUMENTS. The Debt Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

     (e) OFFICER'S CERTIFICATE. Whenever in the performance of its duties hereunder the Debt Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Debt Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Vice Chairman and Chief Executive Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an

Assistant Secretary of the Company (an "Officer's Certificate") delivered by the Company to the Debt Warrant Agent.

     (f) ACTIONS THROUGH AGENTS. The Debt Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Debt Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorney or agent or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

     (g) CERTAIN TRANSACTIONS. The Debt Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire any interest in, any Debt Warrant, with the same rights that he, she or it would have if it were not the Debt Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depositary, trustee or agent for, any committee or body of holders of Underlying Debt Securities or other obligations of the Company as if it were not the Debt Warrant Agent. Nothing in this Agreement shall be deemed to prevent the Debt Warrant Agent from acting as Trustee under the Indenture.

     (h) NO LIABILITY FOR INTEREST. The Debt Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Debt Warrant Certificates, except as otherwise agreed with the Company.

     (I) NO LIABILITY FOR INVALIDITY. The Debt Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Debt Warrant Agent) or any Debt Warrant Certificate (except as to the countersignature thereof by the Debt Warrant Agent).

     (J) NO RESPONSIBILITY FOR COMPANY REPRESENTATIONS. The Debt Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Debt Warrant Agent or action taken or to be taken by it or such statements or recitals known by the Debt Warrant Agent to be false or misleading) or in any Debt Warrant Certificate (except as to the Debt Warrant Agent's countersignature on such Debt Warrant Certificate), all of which recitals and representations are made solely by the Company.

     (K) NO IMPLIED OBLIGATIONS. The Debt Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Debt Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Debt Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Debt Warrant Certificate countersigned by the Debt Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issuance or exercise of Debt Warrants.
The Debt Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Debt Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

     SECTION 5.03. COMPLIANCE WITH APPLICABLE LAWS. The Debt Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Debt Warrant Agreement and in connection with the Debt Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Debt Warrant Agent expressly assumes all liability for its failure to comply with such laws imposing obligations on it, including (but not limited to) any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

     SECTION 5.04. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

     (a) The Company agrees, for the benefit of the Holders of Debt Warrants, that there shall at all times be a Debt Warrant Agent hereunder until all the Debt Warrants are no longer exercisable.

     (b) The Debt Warrant Agent may at any time resign as such by giving written notice to the Company of such intention on its part, specifying the date on which such resignation shall become effective; provided that such date shall not be less than 90 days after the date on which such notice is given, unless the Company agrees to accept a shorter notice. The Debt Warrant Agent may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Notwithstanding the two preceding sentences, such resignation or removal shall take effect only upon the appointment by the Company, as hereinafter provided, of a successor Debt Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under the laws of such jurisdiction to exercise corporate trust powers and having at the time of its appointment as Debt Warrant Agent a combined capital and surplus (as set forth in its most recent published report of condition) of at least $_____________) and the acceptance of such appointment by such successor Debt Warrant Agent. In the event a successor Debt Warrant Agent has not been appointed and has not accepted its duties within 90 days of the Debt Warrant Agent's notice of resignation, the Debt Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Debt Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Debt Warrant Agent.

     (c) In case at any time the Debt Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian for all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian for it or for all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law, or if any public officer shall have taken charge or control of the Debt Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Debt Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Debt Warrant Agent. Upon the appointment as aforesaid of a successor Debt Warrant Agent and acceptance by the successor Debt Warrant Agent of such appointment, the Debt Warrant Agent so superseded shall cease to be Debt Warrant Agent hereunder.

     (d) Any successor Debt Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Debt Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Debt Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Debt Warrant Agent shall be entitled to receive, [the Debt Warrant Register and] all monies, securities and other property on deposit with or held by such predecessor (together with any books and records relating thereto), as Debt Warrant Agent hereunder.

     (e) The Company shall cause notice of the appointment of any successor Debt Warrant Agent to be [IF REGISTERED DEBT WARRANTS-- mailed by first class mail, postage prepaid, to each Holder at its address appearing on the Debt Warrant Register or, in the case of Debt Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, on the security register for the Offered Securities] [IF BEARER DEBT WARRANTS-- published in an Authorized Newspaper (as defined in Section 1.01 of the Indenture) in The City of New York [and in such other city or cities as may be specified by the Company] at least twice within any seven-day period]. Such notice shall set forth the name and address of the successor Debt Warrant Agent. Failure to give any notice provided for in this Section 5.04(e), or any defect therein, shall not, however, affect the legality or validity of the appointment of the successor Debt Warrant Agent.

     (f) Any corporation into which the Debt Warrant Agent may be merged or converted, or any corporation with which the Debt Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Debt Warrant Agent shall be a party, or any corporation to which the Debt Warrant Agent shall sell or otherwise transfer all or substantially all of its assets and business, shall be the successor Debt Warrant Agent under this Agreement without the execution or filing of any paper, the giving of any notice to Holders or any further act on the part of the parties hereto, provided that such corporation be qualified as aforesaid.

     SECTION 5.05. OFFICE. The Company will maintain an office or agency where Debt Warrant Certificates may be presented for exchange[, transfer] or exercise. The office initially designated for this purpose shall be the corporate trust office of the Debt Warrant Agent at __________________________________.

                                   ARTICLE VI

                                  MISCELLANEOUS

     SECTION 6.01. SUPPLEMENTS AND AMENDMENTS.

     (a) The Company and the Debt Warrant Agent may from time to time supplement or amend this Agreement and the Debt Warrants without the approval of any Holder in order to cure any ambiguity, to cure, correct or supplement any provision contained herein or therein that may be defective or inconsistent with any other provision herein or therein, or to make any other provision in regard to matters or questions arising hereunder that the Company may deem necessary or desirable and which will not materially adversely affect the interests of the Holders. Every Holder of Debt Warrants, whether issued before or after any such supplement or amendment, shall be bound thereby. Promptly after the effectiveness of any supplement or amendment that affects the interests of the Holders, the Company shall give notice thereof, as provided in Section 5.04(e) hereof, to the Holders affected thereby, setting forth in general terms the substance of such supplement or amendment.

     (b) The Company and the Debt Warrant Agent may modify or amend this Agreement and the Debt Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Debt Warrants affected by such modification or amendment, for any purpose; PROVIDED, HOWEVER, that no such modification or amendment that shortens the period of time during which the Debt Warrants may be exercised, or increases the Debt Warrant Price (except as provided in this Agreement) or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of Holders of outstanding Debt Warrants the consent of which is required for modification or amendment of this Agreement or the Debt Warrant Certificates, may be made without the consent of each Holder affected thereby.

     SECTION 6.02. NOTICES AND DEMANDS TO THE COMPANY AND DEBT WARRANT AGENT. If the Debt Warrant Agent shall receive any notice or demand addressed to the Company by a Holder pursuant to the provisions of this Agreement or a Debt Warrant Certificate (other than notices relating to the exchange[, transfer] or exercise of Debt Warrants), the Debt Warrant Agent shall promptly forward such notice or demand to the Company.

     SECTION 6.03. ADDRESSES. Any communications from the Company to the Debt Warrant Agent with respect to this Agreement shall be directed to ____________________________, Attention: __________________________,
and any communications from the Debt Warrant Agent to the Company with respect to this Agreement shall be directed to Motorola, Inc., 1303 East Algonquin Road, Schaumburg, Illinois 60196, Attention: Treasurer, with a copy to the Secretary (or such other address as shall be specified in writing by the Debt Warrant Agent or by the Company).

     SECTION 6.04. GOVERNING LAW. THIS AGREEMENT AND THE DEBT WARRANTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF _________________ APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

     SECTION 6.05. GOVERNMENTAL APPROVALS. The Company will from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Debt Warrants may be listed or authorized for trading and to make all filings under the United States federal and state laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Debt Warrants, and the exercise of the Debt Warrants.

     SECTION 6.06. PERSONS HAVING RIGHTS UNDER DEBT WARRANT AGREEMENT. Nothing in this Agreement, expressed or implied, and nothing that may be inferred from any of the provisions hereof is intended or shall be construed to confer upon, or give to, any person or corporation other than the Company, the Debt Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any covenant, condition, stipulation, promise or agreement herein; and all covenants, conditions, stipulations, promises and agreements herein shall be for the sole and exclusive benefit of the Company, the Debt Warrant Agent and their respective successors and the Holders of Debt Warrant Certificates.

     SECTION 6.07. DELIVERY OF PROSPECTUS. The Company will furnish to the Debt Warrant Agent sufficient copies of a prospectus or prospectuses relating to the Underlying Debt Securities deliverable upon exercise of any outstanding Debt Warrants (each a "Prospectus"), and the Debt Warrant Agent agrees to deliver to the Holder of a Debt Warrant, prior to or concurrently with the delivery of the Underlying Debt Securities issued upon the exercise thereof, a copy of the Prospectus relating to such Underlying Debt Securities.

     SECTION 6.08. HEADINGS. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     SECTION 6.09. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party hereto, all such counterparts taken together shall constitute one and the same agreement.

     SECTION 6.10. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available during normal business hours at the office of the Debt Warrant Agent for inspection by any Holder. The Debt Warrant Agent may require such Holder to submit its Debt Warrant Certificate for inspection prior to making such copy available.

     SECTION 6.11. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and shall take any and all such other actions as may be reasonable or necessary to carry out the intention of this Agreement.

     SECTION 6.12. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     SECTION 6.13. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other action or occurrence.

     SECTION 6.14. TERMINATION. This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Debt Warrants shall have been exercised or redeemed, except that the Debt Warrant Agent shall account to the Company as to all Debt Warrants outstanding and all cash held by it as of the close of business on the Expiration Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[Seal]                                  MOTOROLA, INC.

                                   By:
                                             -----------------------------------
                                   Name:
                                             -----------------------------------
Attest:                            Title:
                                             -----------------------------------


By
          ----------------------------------
Name:
          ----------------------------------
Title:
          ----------------------------------


                                      -----------------------------------------,
                                        as Debt Warrant Agent

[Seal]

                                   By:
                                             -----------------------------------
Attest:                            Name:
                                             -----------------------------------
                                   Title:
                                             -----------------------------------


By:
          ----------------------------------
Name:
          ----------------------------------
Title:
          ----------------------------------

         Exhibit A to Debt Warrant Agreement dated as of ___________, 19

                      [Compensation of Debt Warrant Agent]